THE TAIWAN FUND, INC. (THE ‘FUND’)

MONTHLY INSIGHT
AT APRIL 30, 2011

IN BRIEF
Net asset value per share	US$21.64
Market price	US$19.76
Premium/(discount)	(8.69%)
Fund size	US$402.0m
Source: State Street Fund Bank and Trust Company.

At April 30, 2011		US$ return
	Fund*	TAIEX Index†
	%	%
One month	6.4	6.5
Three months	2.1	(0.1)
One year	31.9	27.6
Three years % pa	3.3	6.4

Past performance is not a guide to future returns.
Returns are annualized, except for periods of less than one year.

*Source: State Street Bank and Trust Company.
NAV performance.

†Source for index data: TWSE. Index: Taiex Total Return index.

SHANGHAI TEAM

The Martin Currie Shanghai Team

MANAGER’S COMMENTARY

Speech made by Chairman Harvey Chang on the occasion of the 25th Anniversary of the Taiwan Fund

“Investors, fellow directors, ladies and gentlemen,

I welcome you today to celebrate the 25th anniversary of The Taiwan Fund, Inc., which was established on December 23, 1986. If we think back to what was happening at the time, you will realize just how far Taiwan has come in the past 25 years. President Chiang Ching-kuo had just announced that martial law would be lifted – it was ended in July of the following year. There is a newspaper photograph from that month showing President Chiang meeting a foreign dignitary. Between them, interpreting, sits his English secretary, a young man called Ma Ying-jeou. I was a fresh-faced banking executive at the Bank of Communications. On December 23, 1986, the Taiwan index was at 1,013 points and the total market capitalization was just US$15 billion. Taiwan has been one of the world’s worst-performing markets since it peaked at 12,682 in 1990, but today its market-cap is close to US$800 billion.

When the Fund was established, it was almost the only way for foreign investors to access the Taiwanese stockmarket. It remained that way until the opening of the market to qualified foreign investors in 1990, with the exception of a few outrageously priced convertible bonds and one rival mutual fund. Foreign investors now make up about 30% of Taiwan’s market capitalization, but their investment in Taiwan is on a very narrow base: 79% in the technology and telecommunications industries and 42% in just six technology companies. The Fund’s approach, being distinctly contrarian and non-index, has just 26% in technology and telecommunications and owns only one of the six most popular stocks (a modest position in the world’s leading IC fabricator TSMC, which Chris [Ruffle] assures me has nothing to do with my earlier role in managing the company).

One of the reasons that the Taiwanese market was such a poor performer over the past two decades is that our government was slow to grasp the benefits of China’s growth. The ‘Three Nos’ – no contact, no negotiation, no compromise – left little room for maneuver. Taiwan’s companies were, of course, less reticent, and for many years were the largest foreign investor in mainland China, despite the many obstacles thrown in front of them by their own government. With the election of Ma Ying-jeou as president in March 2008, there has been a belated sea change in cross-strait relations. Direct scheduled flights started in August 2009, and the wearisome six-hour journey from Shanghai to Taipei via Hong Kong or Macau now takes 80 minutes. There are currently 440 flights across the straits each week, and 1.6 million mainland tourists visited Taiwan last year (as anyone who has recently tried to see Taiwan’s Palace Museum would attest). As of January 1, 2011, a free-trade agreement came into effect which immediately lowered the tariffs on 550 items exported to China. There are still many barriers to be dismantled – notably on the flow of capital and personnel from China to Taiwan – but I am sure these will be addressed after the election early next year.

In 1986, Taiwan’s GDP was 24% of mainland China’s, and there was no such thing as a Chinese stockmarket. After the disasters of the Great Famine and the Cultural Revolution, China’s economic growth has in recent times eclipsed that of Taiwan; in 2010 our GDP was just 7% of the mainland’s. Taiwan’s stockmarket capitalization is now only 20% of the A-share market. Chris tells me that he gets 20 questions about China for every one about Taiwan. However, Taiwan still has a crucial role to play in the development of Asia.

MONTHLY INSIGHT

This year is not just the 25th anniversary of the founding of the Fund, but the 100th anniversary of the Chinese Revolution, which is conventionally dated back to the mutiny of an army unit in Wuchang (now part of Wuhan) on October 10, 1911. The philosophy of Sun Yatsen, the leader of the revolution, is encapsulated in his ‘San Min Zhuyi’ or ‘Three Principles of the People’. These are minzu (nationalism), minquan (people’s rights) and minsheng (people’s livelihoods). It can be argued that the Beijing government has done a pretty good job in terms of nationalism, in that it has restored China’s boundaries to those of the Qing dynasty, with the minor exceptions of Mongolia and Taiwan, though not always entirely to the satisfaction of some of the national minorities. After the economic disasters of the 1950s, ’60s and ‘70s, Beijing has also improved standards of living, albeit skewed to the large cities on the east coast. In terms of people’s rights, however, Taiwan remains streets ahead as a thoroughgoing democracy, with its rule of law, right of free speech and intolerance of party corruption. As the sole model for a Chinese democratic society that upholds traditional Chinese values and reveres its cultural achievements, Taiwan has an important role to play in providing a road map for the development of civil society on the mainland.

As a prosperous island of 24 million citizens, Taiwan is a legitimate investment destination in its own right. But it is also home to well-managed companies with privileged access to the Chinese growth story, superior corporate governance and a commitment to providing returns to shareholders; Taiwan’s market has one of the highest dividend yields in the region. There are leading companies not only in the field of technology, but also in fast-moving consumer goods, retailing and petrochemicals. The Fund remains one of the most cost-effective ways for foreign (and Chinese) investors to access this opportunity. I give you a toast to the next 25 years...”

INVESTMENT STRATEGY

The Fund is currently 98.6% invested, with holdings in 58 companies.

During April we sold more stocks than we bought. The Fund took profits and reduced holdings, on valuation grounds, in China Steel Chemical and nylon maker Li Peng Enterprise. We also disposed of Prince Housing & Development, nervous that some of the low-return build/operate/transfer projects they have taken on will prove unprofitable when interest rates rise. We reduced the holding in Powercom, because of concerns about a short-term weakening in demand for solar power.

We bought Goldsun Development & Construction, the ready-mixed concrete and cement producer, which should achieve a strong earnings recovery this year, especially if its subsidiaries TransAsia Airlines and Wellpool are successfully spun off on the stockmarket. We also bought Mercuries & Associates, a diversified play on the pick-up in domestic consumption, with interests in several retail chains. The value of the company was recently substantially increased by its low-cost buyout of insurer Mass Mutual Taiwan. Meanwhile, we also added to existing positions in CNC toolmaker Good Friend International Holdings on excellent results, green-packaging producer Wei Mon Industry and the neglected, but now profitable, Taiwan High Speed Rail.

Chris Ruffle, Martin Currie Inc*

*Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.

MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

Martin Currie Inc took over management of the Fund on May 8, 2010.

FUND DETAILS
April 30, 2011
Market cap	US$367.0m
Shares outstanding	18,575,214
Exchange listed	NYSE
Listing date	1986
Investment manager	Martin Currie Inc

Source: State Street Bank and Trust Company.

PERFORMANCE		(US$ RETURNS)
(US$ returns)	NAV %	Market price %
One month	6.4	5.8
Three months	2.1	1.0
Three years % pa	3.3	2.7

Past performance is not a guide to future returns. Returns are annualized, except for periods of less than one year.
Source: State Street Bank and Trust Company.

SECTOR ALLOCATION
	Fund %*	Benchmark %†
Electronics	26.7	50.4
Finance	16.6	13.2
Wholesale and retail	14.2	5.6
Construction	7.6	1.7
Plastics	7.5	9.7
Healthcare	3.9	—
Foods	3.8	1.4
Textiles	3.6	2.0
Steel and iron	3.0	2.9
Transportation	2.7	2.4
Rubber	2.3	1.3
Electric and machinery	2.2	1.3
Chemicals	2.1	2.2
Others	1.4	1.8
Cement	1.0	1.3
Automobile	—	1.0
Electrical appliance & cable	—	0.5
Glass and ceramics	—	0.5
Tourism	—	0.5
Paper and pulp	—	0.3
Other assets and liabilities	1.4	—

*Source: State Street Bank and Trust Company.
†Source for index data: TWSE.

15 LARGEST HOLDINGS

46.2% of holdings	Sector	% of net
		assets
President Chain Store	Wholesale and retail	3.9
Far Eastern Department Stores	Wholesale and retail	3.9
Chinatrust Financial Holding	Finance	3.7
China Petrochemical Development	Plastics	3.6
Clevo	Electronics	3.6
Wah Lee Industrial	Electronics	3.3
SinoPac Financial Holdings	Finance	3.2
Tung Ho Steel Enterprise	Steel and iron	3.0
Yuanta Financial Holding	Finance	2.7
KGI Securities	Finance	2.7
Synnex Technology International	Electronics	2.7
Fubon Financial Holding	Finance	2.7
Nan Ya Plastics	Plastics	2.5
Uni-President Enterprises	Foods	2.4
TSRC	Rubber	2.3

*Source: State Street Bank and Trust Company.

PERFORMANCE						(US$ returns at April 30, 2011)
	One month	Three months	Calendar year	One year	Three years	Five years	Ten years	Since launch
	%	%	to date	%	% pa	% pa	% pa	% pa
			%
The Taiwan Fund, Inc	6.4	2.1	3.8	31.9	3.3	6.5	7.1	10.0
TAIEX Index	6.5	(0.1)	2.2	23.2	2.4	7.0	6.8	9.9
TAIEX Total Return Index	6.5	(0.1)	2.2	27.6	6.4	11.1	na	na
MSCI Taiwan Index	6.6	(1.1)	2.1	27.1	3.7	7.4	7.5	na

Past performance is not a guide to future returns. Source: State Street Bank and Trust Company. Launch date December 23, 1986. Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns are annualized, except for periods of less than one year.

Source for index data: MSCI for the MSCI Taiwan Index and TWSE for the TAIEX Total Return Index and the TAIEX Index. For a full description of each index please see the index descriptions section.

Returns for the TAIEX Index are not total returns and reflect only changes in the share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns.

The TAIEX Total Return Index commenced January 1, 2003.

MONTHLY INSIGHT

PORTFOLIO IN FULL

	Company					% of
Sector	(BGB ticker)		Price	Holding	Value US$	net assets
ELECTRONICS						26.7
Clevo	2362	TT	NT$65.5	6,288,000	$14,381,480	3.6
Wah Lee Industrial	3010	TT	NT$57.5	6,644,000	$13,339,735	3.3
Synnex Technology International	2347	TT	NT$73.1	4,238,544	$10,818,917	2.7
WT Microelectronics	3036	TT	NT$50.3	5,056,000	$8,880,242	2.2
Acer	2353	TT	NT$53.6	4,567,000	$8,547,626	2.1
Taiwan Semiconductor Manufacturing	2330	TT	NT$73.2	3,100,000	$7,923,599	2.0
Powercom	3043	TT	NT$55.4	3,547,000	$6,861,525	1.7
WPG Holdings	3702	TT	NT$52.9	2,947,725	$5,444,931	1.3
Aurora	2373	TT	NT$53.1	2,711,000	$5,026,594	1.3
Advantech	2395	TT	NT$94.8	1,341,000	$4,439,017	1.1
Taiwan Surface Mounting Technology	6278	TT	NT$73.2	1,632,000	$4,171,392	1.0
CHIPBOND Technology	6147	TT	NT$43.2	2,597,000	$3,917,468	1.0
MPI	6223	TT	NT$104.0	1,077,000	$3,911,099	1.0
Chunghwa Telecom	2412	TT	NT$91.1	1,190,400	$3,786,701	0.9
Taiflex Scientific	8039	TT	NT$62.8	1,600,000	$3,508,564	0.9
Tatung	2371	TT	NT$14.4	4,770,897	$2,390,571	0.6

FINANCE						16.6
Chinatrust Financial Holding	2891	TT	NT$26.3	16,067,000	$14,726,985	3.7
SinoPac Financial Holdings	2890	TT	NT$13.6	26,935,000	$12,791,033	3.2
Yuanta Financial Holding	2885	TT	NT$19.9	15,741,000	$10,937,930	2.7
KGI Securities	6008	TT	NT$15.0	20,740,000	$10,862,999	2.7
Fubon Financial Holding	2881	TT	NT$42.0	7,349,624	$10,778,644	2.7
China Life Insurance	2823	TT	NT$33.5	4,191,254	$4,895,418	1.2
Union Bank of Taiwan	2838	TT	NT$10.8	4,408,000	$1,654,626	0.4

WHOLESALE AND RETAIL						14.2
President Chain Store	2912	TT	NT$157.0	2,840,000	$15,569,251	3.9
Far Eastern Department Stores	2903	TT	NT$50.6	8,794,500	$15,538,583	3.9
Test-Rite International	2908	TT	NT$22.9	10,622,000	$8,493,594	2.1
Mercuries & Associates	2905	TT	NT$23.3	7,704,100	$6,267,979	1.5
PC Home Online	8044	TT	NT$185.0	922,125	$5,956,776	1.5
Taiwan Tea	2913	TT	NT$18.0	8,231,000	$5,173,386	1.3

CONSTRUCTION						7.6
Ruentex Development	9945	TT	NT$47.7	3,829,000	$6,377,544	1.6
Hung Poo Real Estate Development	2536	TT	NT$34.3	4,482,000	$5,368,040	1.3
Good Friend International Holdings	2398	TT	NT$28.7	4,145,000	$4,153,901	1.0
King’s Town Construction	2524	TT	NT$29.7	3,946,000	$4,085,371	1.0
Taiwan Land Development	2841	TT	NT$15.1	7,142,183	$3,753,334	0.9
Goldsun Development & Construction	2504	TT	NT$14.5	6,798,000	$3,441,905	0.9
Continental Holdings	3703	TT	NT$13.2	7,468,000	$3,429,097	0.9

PLASTICS						7.5
China Petrochemical Development	1314	TT	NT$35.7	11,711,000	$14,578,178	3.6
Nan Ya Plastics	1303	TT	NT$87.8	3,217,000	$9,862,688	2.5
Yem Chio	4306	TT	NT$29.2	5,701,316	$5,813,099	1.4

HEALTHCARE						3.9
ST Shine Optical	1565	TT	NT$420.0	392,000	$5,748,905	1.4
Excelsior Medical	4104	TT	NT$96.5	1,507,729	$5,080,429	1.3
Pacific Hospital Supply	4126	TT	NT$128.5	1,099,948	$4,935,430	1.2

	Company					% of
Sector	(BGB ticker)		Price	Holding	Value US$	net assets
FOODS						3.8
Uni-President Enterprises	1216	TT	NT$41.2	6,600,000	$9,494,911	2.4
Lien Hwa Industrial	1229	TT	NT$22.0	4,815,000	$3,690,460	0.9
Gourmet Master	2723	TT	NT$300.0	204,000	$2,136,983	0.5

TEXTILES						3.6
Li Peng Enterprise	1447	TT	NT$14.9	9,509,000	$4,947,330	1.3
Far Eastern New Century	1402	TT	NT$45.0	3,121,200	$4,904,377	1.2
Makalot Industrial	1477	TT	NT$70.3	1,828,000	$4,487,260	1.1

STEEL AND IRON						3.0
Tung Ho Steel Enterprise	2006	TT	NT$33.8	10,099,000	$11,919,137	3.0

TRANSPORTATION						2.7
Farglory F T Z Investment Holding	5607	TT	NT$33.2	7,485,000	$8,664,132	2.1
Taiwan High Speed Rail	2633	TT	NT$5.4	12,597,600	$2,375,370	0.6

RUBBER						2.3
TSRC	2103	TT	NT$85.5	3,057,000	$9,126,648	2.3

ELECTRIC AND MACHINERY						2.2
Yungtay Engineering	1507	TT	NT$53.4	3,274,000	$6,104,775	1.5
Depo Auto Parts Industrial	6605	TT	NT$72.0	887,000	$2,230,005	0.6
Awea Mechantronic	1530	TT	NT$35.2	396,000	$486,038	0.1

CHEMICALS						2.1
China Steel Chemical	1723	TT	NT$176.5	1,369,000	$8,437,191	2.1

OTHERS						1.4
Globe Union Industrial	9934	TT	NT$32.0	5,128,000	$5,720,956	1.4

CEMENT						1.0
Wei Mon Industry	8925	TT	NT$19.3	6,204,296	$4,181,187	1.0

OTHER ASSETS AND LIABILITIES					$5,441,817	1.4

MONTHLY INSIGHT

THE TAIWAN FUND, INC. PREMIUM/DISCOUNT

Source: State Street Bank and Trust Company as of April 30, 2011.

INDEX DESCRIPTIONS

MSCI Taiwan Index
The MSCI Total Return Taiwan Index is a free-float adjusted market capitalization index. The index represents Taiwanese companies that are available to investors worldwide. The Index has a base date of December 31, 1987. As of June 24, 2010 it contained 117 constituents.

TAIEX Index
The TWSE, or TAIEX Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange. The index was based in 1966 and does not include re-invested dividends.

TAIEX Total Return Index
The TAIEX Total Return Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange, based in 1966, which includes re-invested dividends.

OBJECTIVE

The Fund was launched on December 23, 1986 to allow US and other investors to access and participate in the growth of the economy and the stock market in Taiwan, the Republic of China. The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan. The Fund is a diversified, closed-end management investment company listed on the New York Stock Exchange (NYSE) under the symbol ‘TWN’.

Taiwan, with its global market leadership in high technology goods and its significant investments throughout mainland China and Southeast Asian economies, is now an integral economic player in the Asia Pacific Region as well as around the world. Investing in Taiwan not only allows investors to capitalize on Taiwan’s dynamic economy, but also allows investors to reap the growth and investment potential of the mainland China and other emerging economies of the region.

CONTACTS

The Taiwan Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02111
Tel: (1) 877-864-5056

www.thetaiwanfund.com

IMPORTANT INFORMATION

This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The Taiwan Fund, Inc. (the ‘Fund’). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

→
it should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

→
investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

→
investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund’s income and the value of its investments.

→
the marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

Martin Currie Inc, registered in Scotland (no BR2575)

Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH1 2ES
Tel: 44 (0) 131 229 5252  Fax: 44 (0) 131 228 5959  www.martincurrie.com

North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY
10019, USA  Tel: (1) 212 258 1900  Fax: (1) 212 258 1919

Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.

Please note: calls to the above numbers may be recorded.